Exhibit 3.4

JURA PENTIUM TRUST 10

CERTIFICATE OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The Certificate of Trust (the “Certificate”) of Jura Pentium Trust 10, a Maryland statutory trust (the “Trust”(, is hereby amended by deleting Article 2 of the Certificate in its entirety and substituting the following in lieu thereof:

2. The name of the statutory trust (the “Trust”) is:

21Shares Dogecoin ETF

SECOND: The undersigned trustee of the Trust acknowledges this Certificate of Amendment to be the trust act of the Trust and, as to all matters of fact required to be verified under oath, the undersigned trustee acknowledges that, to the best of such trustee’s knowledge. Information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the undersigned, who was authorized by the sole trustee of the Trust to execute this Certificate of Amendment, has signed this Certificate of Amendment this 7th day of April 2025.

JURA PENTIUM TRUST 10

By:	/s/ W. Wayne Miao
W Wayne Miao, Trustee.